FIRST SUPPLEMENTAL INDENTURE

            FIRST SUPPLEMENTAL INDENTURE, dated as of April 30, 1999 (this "First Supplemental Indenture"), among USI Global Corp., a Delaware corporation ("Newco"), U.S. Industries, Inc., a Delaware corporation ("USI"), and USI American Holdings, Inc., a Delaware corporation ("USIAH"), as Issuers, USI Atlantic Corp., a Delaware corporation, as Guarantor (the "Guarantor"), and First National Bank of Chicago, as Trustee (the "Trustee"). Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture (as defined below).

                              W I T N E S S E T H:

            WHEREAS, USI, USIAH, the Guarantor and the Trustee executed and delivered an Indenture, dated as of October 27, 1998 (the "Indenture"), to provide for the issuance of the 7 1/8% Senior Notes due 2003 of USI and USIAH (the "Securities"); and

            WHEREAS, on the date hereof, pursuant to a Transfer and Assumption Agreement, dated as of the date hereof, among USI, USIAH and Newco, USIAH transferred substantially all of its assets to Newco in exchange for shares of preferred stock of Newco; and

            WHEREAS, Section 801 of the Indenture permits USIAH to transfer substantially all of its assets to any other wholly-owned subsidiary of USI, and Newco is a wholly-owned subsidiary of USI; and

            WHEREAS, Section 901 of the Indenture permits USI, USIAH and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form and substance satisfactory to the Trustee, to make provisions with respect to matters or questions arising under the Indenture which do not materially adversely affect the interests of the Holders of the Securities; and

            WHEREAS, Newco desires to assume, jointly and severally, with USI and USIAH, all obligations of the Companies under the Indenture, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest on, and the Tax Redemption Price and Additional Amounts, if any, with respect to the Securities when due; and

            WHEREAS, such assumption of obligations by Newco will not in any manner release USI, USIAH or the Guarantor from their respective obligations under the Indenture; and

            WHEREAS, USI, USIAH and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to
Section 901 of the Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and
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delivery of this First Supplemental Indenture have been duly authorized in all respects by each of Newco, USI, USIAH and the Guarantor.

            NOW, THEREFORE, Newco, USI, USIAH and the Guarantor covenant and agree with the Trustee as follows:

                                    ARTICLE I

                            ASSUMPTION AND AMENDMENTS

            SECTION 1.01. Assumption. Newco hereby fully, irrevocably and unconditionally assumes, jointly and severally with USI and USIAH, all obligations of the Companies under the Indenture and the Securities, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest on, and the Tax Redemption Price and Additional Amounts, if any, with respect to the Securities in accordance with the terms of the Securities and the Indenture.

            SECTION 1.02. Ranking. The obligations of Newco under Section 1.01 hereto will be unsecured senior obligations of, and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all subordinated indebtedness of, Newco.

            SECTION 1.03. Release of Newco as Co-Issuer. Section 1206 of the Indenture is hereby amended to add the following subparagraph (c) thereto:

      "(c) Newco will be released from its obligations under the Securities if
      (i) the obligations of the Companies under this Indenture are assumed by an acquiring or successor Person (other than a Subsidiary of either of the Companies) pursuant to Article 8 hereof, (ii) Newco is sold or disposed of in a transaction resulting in Newco no longer being a Subsidiary of USI, or all or substantially all the assets of Newco are sold or disposed of other than to USI or a Subsidiary of USI, in each case as permitted hereby, or (iii) upon repayment of all amounts outstanding under (x) the 7 1/4% Notes, (y) the Credit Facility and (z) any Debt of a Company or any Subsidiary of a Company incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, the 7 1/4% Notes and the Credit Facility, provided, in the case of (i), (ii) and (iii), that immediately after such release the Company would be in compliance with the limitation on Indebtedness of Restricted Subsidiaries and the other covenants herein. Furthermore, as a condition to a release of Newco as co-obligor of the Securities under clause (iii), USI must certify to the Trustee that immediately following the release of Newco from its obligations under the Securities, Newco will not immediately thereafter be an obligor under any Restricted Subsidiary Funded Debt in excess of the amount of the Debt Basket (as defined herein)."


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            SECTION 1.04. Definitions. Section 101 of the Indenture is hereby amended as follows:

      (i) the definition of "Companies" is hereby amended to read in its entirety as follows:

                  ""Companies" means Newco, USI and USIAH."

      (ii) clause (iii) of the definition of "Unrestricted Subsidiary" is hereby amended to insert the words "USI Global Corp." immediately after the phrase "in the case of".

      (iii) the following definition is hereby added to Section 101:

                  ""Newco" shall mean USI Global Corp."

                                   ARTICLE II

                                  MISCELLANEOUS

            SECTION 2.02. Confirmation of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

            SECTION 2.03. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture.

            SECTION 2.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            SECTION 2.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 2.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]


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            IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.

                                       USI GLOBAL CORP.


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                       U.S. INDUSTRIES, INC.


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                       USI AMERICAN HOLDINGS, INC.


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                       USI ATLANTIC CORP.


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                       FIRST NATIONAL BANK OF CHICAGO


                                       By: /s/ Sandra L. Caruba
                                           -------------------------------------
                                           Name:  SANDRA L. CARUBA
                                           Title: VICE PRESIDENT


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